Exhibit 99.1

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL INFORMATION

On August 3, 2026, Resideo Technologies Inc. (“Resideo”, the “Company”, “we”, “our” and “us”) completed the previously announced separation (the “Separation”) of our former wholesale distribution business into a separate, independent publicly traded company, ADI Global Distribution Inc. (“ADI”). The Separation was structured as a tax free spin-off, which occurred by way of a pro rata distribution (the “Distribution”) of 100% of ADI common stock to Resideo common stockholders. Each Resideo common stockholder received one share of ADI common stock for every two shares of Resideo common stock held as of July 20, 2026. ADI is now an independent publicly traded company under the symbol “ADIG” on the New York Stock Exchange.

Resideo entered into various agreements to effect the Separation and provide for the relationship between Resideo and ADI, including, among others, a separation and distribution agreement, tax matters agreement, commercial product purchase agreement, employee matters agreement and transition services agreement.

The unaudited Pro Forma Condensed Consolidated Financial Statements have been derived from the Company’s historical consolidated financial statements and gives effect to the Separation. The following unaudited Pro Forma Condensed Consolidated Statements of Operations for the three months ended April 4, 2026 and for each of the years ended December 31, 2025, 2024, and 2023 reflect the Company’s results of operations as if the Separation had occurred as of January 1, 2023 in that they reflect the reclassification of ADI as discontinued operations for all periods presented. The adjustments in the “Transaction Accounting Adjustments” column in the unaudited Pro Forma Condensed Consolidated Statements of Operations for the three months ended April 4, 2026 and for the year ended December 31, 2025 give effect to the Separation and related transactions as if they had occurred as of January 1, 2025. As a result, there are no transaction accounting adjustments for the years ended December 31, 2024 and 2023, respectively. The unaudited Pro Forma Condensed Consolidated Balance Sheet as of April 4, 2026 reflects the Company’s financial position as if the Separation had occurred on April 4, 2026.

After the date of the Separation, Resideo no longer consolidates ADI into its financial results. The historical financial results of ADI will be reflected in the Company’s consolidated financial statements as discontinued operations under U.S. generally accepted accounting principles (“U.S. GAAP”) for all periods.

The unaudited pro forma condensed consolidated financial statements have been prepared based upon management’s estimates and assumptions using the best available information and are subject to adjustments described below and in the accompanying notes. The unaudited pro forma condensed consolidated financial statements are presented for illustrative and informational purposes only and are not necessarily indicative of the financial position or results of operations had the Separation and related transactions been completed on the date assumed, nor are they indicative of the Company’s future financial position or results of operations. The unaudited pro forma condensed consolidated financial statements should be read in conjunction with the Company’s historical consolidated financial statements and accompanying notes. The adjustments included within the “ADI Separation” column are consistent with the guidance for discontinued operations under U.S. GAAP. The Company's current estimates on a discontinued operations basis are preliminary and could change as the Company finalizes discontinued operations accounting to be reported in the Company's 2026 Annual Report on Form 10-K and applicable 2026 Quarterly Reports on Form 10-Q.

The unaudited pro forma condensed consolidated financial statements have been prepared in accordance with Regulation S-X Article 11, Pro Forma Financial Information.

Unaudited Pro Forma Condensed Consolidated Balance Sheet

As of April 4, 2026

($ in millions)	Historical Resideo (as reported)	ADI Discontinued Operations (Note a)	Transaction Accounting Adjustments	Notes	Pro Forma Resideo
Assets:
Current assets:
Cash and cash equivalents	$438	$(135)	$(133)	(b)	$170
Accounts receivable, net	1,114	(703)	-		411
Inventories, net	1,357	(1,036)	-		321
Other current assets	265	(146)	-		119
Total current assets	3,174	(2,020)	(133)		1,021

Property, plant and equipment, net	444	(107)	-		337
Goodwill	3,096	(1,065)	-		2,031
Intangible assets, net	1,069	(725)	-		344
Other assets	424	(173)	-		251
Total Assets	$8,207	$(4,090)	$(133)		$3,984

Liabilities and Stockholders’ equity:
Current liabilities:
Accounts payable	$1,015	$(610)	$-		$405
Accrued liabilities	516	(175)	54	(c)	395
Total current liabilities	1,531	(785)	54		800

Long-term debt	3,165	-	(1,100)	(b)	2,065
Other liabilities	589	(239)	-		350
Total liabilities	5,285	(1,024)	(1,046)		3,215

Stockholders’ equity:
Preferred stock	482	-	-		482
Common stock	-	-	-		-
Additional paid-in capital	2,410	-	-		2,410
Retained earnings	374	(3,111)	913	(d)	(1,824)
Accumulated other comprehensive income/(loss)	(168)	45	-		(123)
Treasury stock at cost	(176)	-	-		(176)
Total stockholders’ equity	2,922	(3,066)	913		769
Total liabilities and stockholders’ equity	$8,207	$(4,090)	$(133)		$3,984

Unaudited Pro Forma Condensed Consolidated Statement of Operations

For the Three Months Ended April 4, 2026

($ in millions except per share amounts)	Historical Resideo (as reported)	ADI Discontinued Operations (Note a)	Transaction Accounting Adjustments	Notes	Pro Forma Resideo
Net revenue	$1,912	$(1,160)	$-		$752
Cost of goods sold	1,361	(904)	-		457
Gross profit	551	(256)	-		295
Operating expenses:
Research and development expenses	48	(11)	-		37
Selling, general and administrative expenses	340	(190)	-		150
Intangible asset amortization	31	(24)	-		7
Restructuring expenses	6	-	-		6
Business separation costs	24	(24)	-		-
Total operating expenses	449	(249)	-		200
Income from operations	102	(7)	-		95
Interest expense, net	47	(14)	(3)	(e)	30
Net income before taxes	55	7	3		65
Provision for income taxes	17	3	1	(f)	21
Net income	38	4	2		44
Less: preferred stock dividends	9	-	-		9
Less: undistributed income allocated to preferred stockholders	3	-	-		3
Net income available to common stockholders	$26	$4	$2		$32

Earnings per common share:
Basic	$0.17				$0.21
Diluted	$0.17				$0.21

Weighted average common shares outstanding
Basic	151				151
Diluted	155				155

Unaudited Pro Forma Condensed Consolidated Statement of Operations

For the year Ended December 31, 2025

($ in millions except per share amounts)	Historical Resideo (as reported)	ADI Discontinued Operations (Note a)	Transaction Accounting Adjustments	Notes	Pro Forma Resideo
Net revenue	$7,472	$(4,614)	$-		$2,858
Cost of goods sold	5,276	(3,549)	-		1,727
Gross profit	2,196	(1,065)	-		1,131
Operating expenses:
Research and development expenses	167	(39)	-		128
Selling, general and administrative expenses	1,266	(725)	-		541
Intangible asset amortization	122	(94)	-		28
Restructuring, impairment and extinguishment costs	16	(8)	-		8
Business separation costs	18	(18)	-		-
Total operating expenses	1,589	(884)	-		705
Income from operations	607	(181)	-		426
Indemnification Agreement expense	972	-	-		972
Other expense (income), net	(43)	3	-		(40)
Interest expense, net	135	(21)	(5)	(e)	109
Net income (loss) before taxes	(457)	(163)	5		(615)
Provision for income taxes	70	(51)	1	(f)	20
Net income (loss)	(527)	(112)	4		(635)
Less: preferred stock dividends	35	-	-		35
Less: undistributed income allocated to preferred stockholders	-	-	-		-
Net income (loss) available to common stockholders	$(562)	$(112)	$4		$(670)

Earnings (loss) per common share:
Basic	$(3.77)				$(4.50)
Diluted	$(3.77)				$(4.50)

Weighted average common shares outstanding
Basic	149				149
Diluted	149				149

Unaudited Pro Forma Condensed Consolidated Statement of Operations

For the Year Ended December 31, 2024

($ in millions except per share amounts)	Historical Resideo (as reported)	ADI Discontinued Operations (Note a)	Pro Forma Resideo
Net revenue	$6,761	$(4,012)	$2,749
Cost of goods sold	4,860	(3,161)	1,699
Gross profit	1,901	(851)	1,050
Operating expenses:
Research and development expenses	111	(17)	94
Selling, general and administrative expenses	1,138	(603)	535
Intangible asset amortization	80	(54)	26
Restructuring, impairment and extinguishment costs	52	(20)	32
Total operating expenses	1,381	(694)	687
Income from operations	520	(157)	363
Indemnification Agreement expense	211	-	211
Other expense (income), net	7	(3)	4
Interest expense, net	81	3	84
Net income (loss) before taxes	221	(157)	64
Provision for income taxes	105	(43)	62
Net income (loss)	116	(114)	2
Less: preferred stock dividends	19	-	19
Less: undistributed income allocated to preferred stockholders	6	-	6
Net income (loss) available to common stockholders	$91	$(114)	$(23)

Earnings (loss) per common share:
Basic	$0.62		$(0.16)
Diluted	$0.61		$(0.16)

Weighted average common shares outstanding:
Basic	146		146
Diluted	149		146

Unaudited Pro Forma Condensed Consolidated Statement of Operations

For the Year Ended December 31, 2023

($ in millions except per share amounts)	Historical Resideo (as reported)	ADI Discontinued Operations (Note a)	Pro Forma Resideo
Net revenue	$6,242	$(3,275)	$2,967
Cost of goods sold	4,546	(2,607)	1,939
Gross profit	1,696	(668)	1,028
Operating expenses:
Research and development expenses	109	-	109
Selling general and administrative expenses	960	(416)	544
Intangible asset amortization	38	(11)	27
Restructuring, impairment and extinguishment costs	42	(12)	30
Total operating expenses	1,149	(439)	710
Income from operations	547	(229)	318
Indemnification Agreement expense	178	-	178
Other expense (income), net	(9)	8	(1)
Interest expense, net	65	2	67
Net income before taxes	313	(239)	74
Provision for income taxes	103	(65)	38
Net income	210	(174)	36

Earnings per common share:
Basic	$1.43		$0.24
Diluted	$1.42		$0.24

Weighted average common shares outstanding:
Basic	147		147
Diluted	148		148

NOTES TO UNAUDITED PRO FORMA CONDENSED Consolidated FINANCIAL STATEMENTS

ADI Discontinued Operations

(a)	Reflects the discontinued operations of ADI, including the associated assets, liabilities, equity and results of operations in accordance with ASC 205-20, Presentation of Financial Statements – Discontinued Operations. The adjustment amounts do not include general corporate overhead costs which were historically allocated, but did not specifically relate to ADI, as they did not meet the discontinued operations criteria. Such allocations include labor and non-labor expenses related to Resideo’s corporate support functions (e.g., information technology, human resources, legal, finance, accounting, insurance, employee benefits, tax, among others) that historically provided support to ADI.

Transaction Accounting Adjustments

(b)	Reflects the distribution of $967 million of cash from ADI to Resideo in connection with the Separation, consisting of a $900 million cash dividend and a $67 million cash adjustment pursuant to the Separation Agreement, after retaining $150 million of cash at ADI. The proceeds are expected to be used, together with Resideo's cash on hand, to repay approximately $1.1 billion of Term Loan B facilities.

($ in millions)	As of April 4, 2026
Cash dividend received from ADI	$900
Cash adjustment distribution from ADI pursuant to Separation Agreement	67
Less: repayment of Term Loan B facilities	(1,100)
Total pro forma adjustment to cash and cash equivalents	$(133)

(c)	Reflects the accrual for additional estimated costs of $54 million related to transaction advisory and professional services, regulatory filings, separation activities and other costs directly attributable to the Separation that anticipated to be incurred between April 4, 2026 and the distribution date. These costs are reflected as an accrual on the unaudited Pro Forma Condensed Consolidated Balance Sheet, with the offsetting entry recorded to retained earnings. Because these costs will be recognized as a component of discontinued operations when incurred following the Separation, no corresponding adjustment is reflected in the unaudited Pro Forma Condensed Consolidated Statement of Operations.

(d)	Reflects the effect on total shareholders' equity of the adjustments described in notes (b) and (c) above.

(e)	Reflects the reduction of incremental Term Loan B interest expense of $3 million and $5 million for the three months ended April 4, 2026, and the year ended December 31, 2025, respectively, to give effect to the estimated repayment of the remaining Term Loan B debt described in (b) above. Interest expense and the related amortization of debt issuance costs of $15 million and $23 million for the three months ended April 4, 2026, and the year ended December 31, 2025, respectively, associated with the portion of the Term Loan B required to be repaid in connection with the disposal is reflected in the ADI Discontinued Operations (see note (a) above).

(f)	Reflects the income tax effects of the pro forma adjustments for the three months ended April 4, 2026 and the year ended December 31, 2025. The adjustments were calculated using the applicable statutory tax rates. Actual tax effects may differ depending on the legal entity structure and other factors following the Separation.

Additionally, in connection with the Separation, Resideo and ADI entered into a transition services agreement whereby Resideo and ADI will each provide certain post-closing services to each other on a transitional basis. Such agreements are not expected to have a material impact on the periods presented in these unaudited Pro Forma Condensed Consolidated Financial Statements.